UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 16, 2024
Star Equity Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave, Suite 101
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 489-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market
Series C Participating Preferred Stock, par value $0.0001 per share Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
300 Park Purchase Agreement
On May 6, 2024, 300 Park Street LLC (“300 Park Seller”), a wholly-owned subsidiary of Star Equity Holdings, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “300 Park Purchase Agreement”) with MAG Capital Partners Acquisition LLC (“MAG”), pursuant to which the parties agreed to consummate a sale and leaseback of the property located at 300 Park Street, South Paris, Maine (the “Maine Property”), for a total purchase price of $6.1 million, subject to adjustment for taxes and other charges and assessments (the “300 Park Sale and Leaseback Transaction”). Thereafter, MAG assigned their rights to buy the property, resulting in Park Street Maine Industrial, LLC owning a 21% interest and the other investors of MAG owning the remaining interest (the “300 Park Buyer”). The 300 Park Sale and Leaseback Transaction closed on July 16, 2024.
Simultaneous with the consummation of the 300 Park Sale and Leaseback Transaction, the Company entered into a commercial single-tenant triple net lease (the “300 Park Lease Agreement”) with 300 Park Buyer, pursuant to which KBS Builders, Inc., a wholly-owned subsidiary of the Company, leased back from 300 Park Buyer the Maine Property for a term commencing upon the execution of the 300 Park Lease Agreement and ending on the 20th anniversary thereof, unless earlier terminated or extended for an additional 10 years in accordance with the terms of the 300 Park Lease Agreement. Pursuant to the terms of the 300 Park Lease Agreement, the Company will be responsible for an initial monthly base rent of $43,750, and all monthly expenses related to the Maine Property, including insurance premiums, taxes, utilities, and other expenses.
791 Rose Purchase Agreement
On May 6, 2024, 791 Rose Drive, LLC (“791 Rose Seller”), a wholly-owned subsidiary of the Company, entered into a Commercial Purchase Agreement (the “791 Rose Purchase Agreement”) with HJ Development L.L.P. (“HJ”), pursuant to which the parties agreed to consummate a sale and leaseback of the property located at 791 Rose Drive, Big Lake, Minnesota (the “Big Lake Property”), for a total purchase price of $2.8 million, subject to adjustment for taxes and other charges and assessments (the “791 Rose Sale and Leaseback Transaction”). Thereafter, HJ assigned their rights to buy the property to their affiliate, Big Lake Industrial 2024, LLC (the “791 Rose Buyer”). The 791 Rose Sale and Leaseback Transaction closed on July 18, 2024.
Simultaneous with the consummation of the 791 Rose Sale and Leaseback Transaction, the Company entered into a commercial single-tenant triple net lease (the “791 Rose Lease Agreement”) with 791 Rose Buyer, pursuant to which Edgebuilder, Inc. and Glenbrook Supply Inc., wholly-owned subsidiaries of the Company, leased back from 791 Rose Buyer the Big Lake Property for a term commencing upon the execution of the 791 Rose Lease Agreement and ending on the 20th anniversary thereof, unless earlier terminated or extended for an additional 10 years in accordance with the terms of the 791 Rose Lease Agreement. Pursuant to the terms of the 791 Rose Lease Agreement, the Company will be responsible for an initial monthly base rent of $ 19,555, and all monthly expenses related to the Big Lake Property, including insurance premiums, taxes, utilities, and other expenses.
The foregoing summaries of the 300 Park Purchase Agreement, 791 Rose Purchase Agreement, 300 Park Lease Agreement and 791 Rose Lease Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements. Copies of the original 300 Park Purchase Agreement and 791 Rose Purchase Agreements were filed as Exhibits 10.1 and Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2024. Copies of the 300 Park Lease Agreement and 791 Rose Lease Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2024.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
On July 19, 2024, the Company issued a press release announcing the close of the 300 Park Sale and Leaseback Transaction and the 791 Rose Sale and Leaseback Transaction. A copy of the above referenced press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description

10.1*
Purchase and Sale Agreement of 300 Park, dated as of May 6, 2024 (incorporated by reference to Exhibit 10.1 to Star Equity Holdings, Inc.’s Current Report on Form 8-K dated May 7, 2024 (File No. 001-35947). *

10.2*
Commercial Purchase Agreement of 791 Rose, dated as of May 6, 2024(incorporated by reference to Exhibit 10.2 to Star Equity Holdings, Inc.’s Current Report on Form 8-K dated May 7, 2024 (File No. 001-35947).*

99.1	Press Release, dated July 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Equity Holdings, Inc.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr. Chief Executive Officer
Date:     July 19, 2024